Exhibit 99.1

PHH CORPORATION ANNOUNCES PROPOSED OFFERING OF CONVERTIBLE SENIOR NOTES

Mt. Laurel, NJ — January 10, 2012 — PHH Corporation (NYSE:PHH) (“PHH” or the “Company”) today announced its intention to offer $150 million aggregate principal amount of convertible senior notes due 2017 (the “notes”), subject to market and other conditions.  PHH also expects to grant the underwriters a 30-day over-allotment option to purchase up to an additional $22.5 million aggregate principal amount of notes.  The notes will be convertible, under certain circumstances, into cash and, if applicable, shares of PHH’s common stock based on a conversion rate to be determined.  The interest rate, conversion price and other terms of the notes will be determined at the time of pricing of the offering.  The notes will be the Company’s senior unsecured obligations and will rank equally with all of its existing and future senior unsecured debt and senior to all of its existing and future subordinated debt.

J.P. Morgan and BofA Merrill Lynch are acting as joint book-running managers for the offering.

PHH intends to use the net proceeds of the offering, along with cash on hand and the net proceeds from the recent reopening of its 9 ¼% senior notes due 2016, to repay at or prior to maturity the outstanding $250 million aggregate principal amount of its 4.00% Convertible Senior Notes due April 15, 2012. Pending such use, the proceeds may be used to originate mortgage loans or may be invested temporarily in short-term interest-bearing investment funds or similar assets.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering is being made by means of a prospectus only. Copies of the prospectus can be obtained by contacting J.P. Morgan Securities, LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by telephone at 866-803-9204 or from BofA Merrill Lynch, 4 World Financial Center, New York, NY 10080, Attn: Prospectus Department or by e-mail at dg.prospectus_requests@baml.com. Alternatively, you may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at http://www.sec.gov/. Before you invest, you should read the prospectus in such shelf registration statement, the prospectus related to the offering and other documents incorporated by reference in the prospectus for more complete information about this offering.

About PHH Corporation

Headquartered in Mount Laurel, New Jersey, PHH Corporation is a leading provider of business process management services for the mortgage and fleet industries. Its subsidiary, PHH Mortgage, is one of the top five retail originators of residential mortgages in the United States,(1) and its subsidiary, PHH Arval, is a leading fleet management services provider in the United States and Canada. PHH has more than 5,000 employees dedicated to delivering premier customer service and providing value-added solutions to its clients.

(1)  Inside Mortgage Finance, Copyright 2011.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, forward looking-statements are not based on historical facts but instead represent only our current beliefs regarding future events. All forward-looking statements are, by their nature, subject to risks, uncertainties and other factors that could cause actual results, performance or achievements to differ materially from those expressed or implied in such forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements. Such statements may be identified by words such as “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could.”

You should understand that forward-looking statements are not guarantees of performance or results and are preliminary in nature. You should consider the areas of risk described under the heading “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in the prospectus and in our periodic reports filed with the U.S. Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, in connection with any forward-looking statements that may be made by us or our businesses generally. Except for our ongoing obligations to disclose material information under the federal securities laws, applicable stock exchange listing standards and unless otherwise required by law, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements or to report the occurrence or non-occurrence of anticipated or unanticipated events.

Contact Information:

Investors

Jim Ballan

jim.ballan@phh.com

856-917-4311

Media

Heather McElrath

heather.mcelrath@phh.com

856-296-2427

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